SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

________________________

FORM 8–K

Current Report

Pursuant to Section 13 or 15(d) of the Securities
Exchange Act of 1934

May 2, 2003 (April 25, 2003)
Date of Report (Date of earliest event reported)

THE GREAT ATLANTIC & PACIFIC
TEA COMPANY, INC.
(Exact name of registrant as specified in its charter)

Maryland	1-4141	13-1890974
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

Two Paragon Drive
Montvale, New Jersey 07645
(Address of principal executive offices)

(201) 573–9700
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

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Item 7.     Financial Statements, Pro Forma Financial Information and Exhibits.

C. Exhibits. The following exhibits are filed herewith:

Exhibit No.	Description

99.1	Press Release dated April 25, 2003.

99.2	Transcript of April 25, 2003, conference call with analysts and investors to discuss results for the quarter and the fiscal year ended February 22, 2003.

Item 9.    Regulation FD Disclosure

In accordance with SEC Release No. 33-8216, the following information, which is intended to be furnished under “Item 12. Results of Operations and Financial Condition,” is instead being furnished under “Item 9. Regulation FD Disclosure.” This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

On April 25, 2003, The Great Atlantic & Pacific Tea Company, Inc. (the “Company”) issued a press release announcing its financial results for the quarter and the fiscal year ended February 22, 2003. On the same date, the Company hosted a conference call for analysts and investors to discuss these results. A copy of the April 25, 2003 press release and a transcript of the related conference call are attached hereto as exhibits and incorporated herein by reference.

To supplement the consolidated financial results as determined in accordance with generally accepted accounting principles (“GAAP”), the press release presents non-GAAP financial measures for “ongoing operating earnings,” “ongoing operating loss” and “EBITDA.” Management believes that the use of such non-GAAP financial measures enables the Company to convey a useful and informative financial picture to investors. The “ongoing operating earnings” and “ongoing operating loss” measures reflect what the Company’s earnings would have been excluding certain identified major items, which the Company believes are of a non-operating or one-time nature. The non-GAAP measure “EBITDA” reflects a measure that the Company believes is of interest to investors. As required by the Securities and Exchange Commission, the “ongoing operating earnings” and “ongoing operating loss” are reconciled to reported earnings on Schedules 2, 3, 4 and 5 of the release and EBITDA is reconciled to Net Cash provided by Operating Activities on Schedules 4 and 5 of the release.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 2, 2003

THE GREAT ATLANTIC & PACIFIC
TEA COMPANY, INC.

By:/s/ William P. Costantini
Name: William P. Costantini
Title: Senior Vice President,
General Counsel & Secretary

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EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated April 25, 2003.

99.2	Transcript of April 25 2003, conference call with analysts and investors to discuss results for the quarter and the fiscal year ended February 22, 2003.